Exhibit 32.2

GVI SECURITY SOLUTIONS, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GVI Security Solutions, Inc. (the “Company”) on Form 10-K for the year ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Walin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 24, 2008	/s/ Steven Walin
Steven Walin
Chief Financial Officer